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                                                                Exhibit 10.1

                                                           EXECUTION VERSION

                            SETTLEMENT AGREEMENT
                            --------------------

         THIS SETTLEMENT AGREEMENT (the "Agreement") dated as of August 30,
                                         ---------
2006 (the "Effective Date") by and among Angelica Corporation, a Missouri
           --------------
corporation (the "Company"), Steel Partners, L.L.C., a Delaware limited
                  -------
liability company ("Steel Partners"), and Steel Partners II, L.P., a
                    --------------
Delaware limited partnership ("Steel II" and, together with Steel Partners,
                               --------
"Steel").
 -----
                            W I T N E S S E T H:

         A. The Company has outstanding approximately 9,431,341 shares of Common Stock (as defined below).

         B. On February 6, 2006, Steel filed a twelfth amendment to Schedule 13D previously filed by Steel with respect to the Company indicating that they planned to (i) seek representation on the Company's Board of Directors (the "Board of Directors") by nominating a slate of two candidates,
      ------------------
specifically James Henderson and John Quicke, for election as directors at the 2006 annual meeting of the Company's shareholders (the "2006 Annual
                                                            -----------
Meeting") and (ii) seek certain amendments to the Company's Articles (as
-------
defined below).

         C. The Company and Steel (each a "Party") desire to enter into this
                                           -----
Agreement, which (i) grants to Steel representation on the Board of Directors, (ii) restricts certain purchases of the Company's capital stock by Steel and its Affiliates and Associates, (iii) provides for certain other limitations on Steel and its Affiliates and Associates and (iv) implements certain corporate governance changes at the Company.

         NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

                                 ARTICLE I
                        DEFINITIONS AND CONSTRUCTION
                        ----------------------------

         Section 1.1 Certain Definitions.  As used in this Agreement, the
                     -------------------
following terms will have the meanings specified below:

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General
          ---------
Rules and Regulations under the Exchange Act.

         "Applicable Law" means all applicable provisions of all (a)
          --------------
constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

         "Articles" means the Articles of Incorporation of the Company, as
          --------
amended, restated or supplemented from time to time.



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         "Associate" has the meaning ascribed to such term in Rule 12b-2 of
          ---------
the General Rules and Regulations of the Exchange Act.

         "Beneficial Owner" A Person will be deemed the "Beneficial Owner"
          ----------------
of, and will be deemed to "Beneficially Own," any securities:

                  (a) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 and Rule 13d-5(b) of the General Rules and Regulations of the Exchange Act as in effect on the date hereof);

                  (b) which such Person or any of such Person's Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than Rights issued pursuant to the Rights Plan), warrants or options, or otherwise, provided, however, that a Person will not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person will not be deemed the "Beneficial Owner" of any security under this clause (ii) if the agreement, arrangement or understanding to vote such securities (A) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (ii) of subparagraph (b) above) or disposing of any securities of the Company.

         "Business Day" means a day other than a Saturday, a Sunday, a day
          ------------
on which banking institutions in the States of New York or Missouri are authorized or obligated by law or required by executive order to be closed, or a day on which the New York Stock Exchange is closed.

         "Class I Director" means a member of the class of the Board of
          ----------------
Directors, the term of which expires at the 2006 Annual Meeting. For avoidance of doubt, the term for each Class I Director elected at the 2006 Annual Meeting will be three years.

         "Class II Director" means a member of the class of the Board of
          -----------------
Directors, the term of which expires at the 2007 annual meeting of the Company's shareholders (the "2007 Annual Meeting").
                             -------------------

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         "Class III Director" means a member of the class of the Board of
          ------------------
Directors, the term of which expires at the 2008 annual meeting of the Company's shareholders (the "2008 Annual Meeting").
                             -------------------

         "Common Stock" means the common stock of the Company.
          ------------

         "Disinterested Directors" means those members of the Board of
          -----------------------
Directors that (a) are Incumbent Directors and (b) are not "interested directors" within the meaning of Applicable Law.

         "Exchange Act" means the Securities Exchange Act of 1934, as
          ------------
amended, and the rules and regulations thereunder.

         "Governmental Authority" means any federal, state, local or
          ----------------------
political subdivision, governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, arbitration tribunal, commission or other similar dispute resolution panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

         "Group" means any group within the meaning of Section 13(d)(3) of
          -----
the Exchange Act, and Rule 13d-5(b) thereunder, in each case as in effect on the date hereof.

         "Incumbent Directors" means those individuals who, as of the date
          -------------------
hereof, constitute the Board of Directors; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors then serving on the Board of Directors will be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors. For the avoidance of doubt, the Steel Directors will not be Incumbent Directors.

         "Percentage Limitation" means 19.99% of the then outstanding Voting
          ---------------------
Securities of the Company provided if Steel's ownership percentage is in excess of 19.99% of the Voting Securities as a result of the Company buying back its Voting Securities then the Percentage Limitation will increase to such ownership percentage resulting from the buy back so long as Steel does not acquire beneficial ownership of any additional shares of Voting Securities.

         "Person" means an individual, a partnership, an association, a
          ------
joint venture, a corporation, a limited liability company, a business, a trust, any entity organized under Applicable Law, an unincorporated organization or any Governmental Authority.

         "Rights Plan" means the Rights Agreement dated as of August 27,
          -----------
1998, as amended, between the Company and UMB Bank, n.a., as rights agent.

         "SEC" means the Securities and Exchange Commission.
          ---

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         "Securities Act" means the Securities Act of 1933, as amended, and
          --------------
the rules and regulations thereunder.

         "Steel Director" means John Quicke, with respect to the Class II
          --------------
Director designated in Section 3.2(a) and James Henderson, with respect to
                       --------------
the Class III Director designated in Section 3.2(a), and the successors of
                                     --------------
such individuals as set forth in Section 3.2(b), provided that no Person who
                                 --------------
has not received the approval of a majority of the Disinterested Directors will be deemed a successor Steel Director if such Person (a) is, or is an Affiliate, Associate, officer, director, member, partner, stockholder or employee of, a Person (other than the Company, Steel and their respective Affiliates and Associates), a substantial amount of the business of which is similar to the business of the Company as then-currently conducted, (b) is, or is an Affiliate, Associate, officer, director, member, partner, stockholder or employee of a Person (other than the Company, Steel and their respective Affiliates and Associates), which Person has taken any actions which, if such Person were Steel, would violate Section 3.1, (c) is, or is
                                                -----------
an Affiliate, Associate, officer, director, member, partner, stockholder or employee of, a Person (other than the Company, Steel and their respective Affiliates and Associates), described in Rule 262 of Regulation A of the Securities Act, or (d) has been convicted by a court of competent jurisdiction of a misdemeanor involving moral turpitude or a felony.

         "Vote" means, as to any entity, the ability to cast a vote at a
          ----
shareholders' or comparable meeting of such entity with respect to the election of directors or other members of such entity's governing body.

         "Voting Power" means the aggregate number of Votes of the Company
          ------------
outstanding as at such date.

         "Voting Securities" means the Common Stock and any other securities
          -----------------
of the Company having the right to Vote.

         Section 1.2 Interpretation and Construction of this Agreement. The
                     -------------------------------------------------
definitions in Section 1.1 will apply equally to both the singular and
               -----------
plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections and Schedules will be deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context will otherwise require. The headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context will otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

                                 ARTICLE II
                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

         Section 2.1 Representation and Warranties by Steel. Steel Partners
                     --------------------------------------
and Steel II hereby represent and warrant to the Company as follows:

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         (a) Each of them has all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement. The execution, delivery and performance of this Agreement by each of them and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each of them.

         (b) This Agreement has been duly executed and delivered by each of them and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally or by general principles of equity.

         (c) No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit either of them to perform its respective obligations under this Agreement, except for such as have been obtained.

         (d) The shares of Common Stock set forth on Schedule 2.1(d)
                                                     ---------------
attached hereto represent all of the shares of Voting Securities of the Company, if any, which are Beneficially Owned by either or both of them on the date hereof. Such shares are owned free and clear of any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, encumbrance or similar restriction. Neither of them has the right to vote shares of Voting Securities of the Company other than those set forth on Schedule 2.1(d), and neither of them has granted any other Person
         ---------------
the right to vote such shares.

         (e) Each Steel Director satisfies the eligibility requirements for members of the Board of Directors established by (i) the Company's corporate governance documents and (ii) the New York Stock Exchange.

         Section 2.2 Representations and Warranties by the Company. The
                     ---------------------------------------------
Company represents and warrants to Steel as follows:

         (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

         (b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally or by general principles of equity.

         (c) No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

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                                 ARTICLE III
                       COVENANTS AND OTHER LIMITATIONS
                       -------------------------------

         Section 3.1 Covenants. Steel by execution of this Agreement, hereby
                     ---------
withdraws its slate of nominees for election to the Board of Directors at the 2006 Annual Meeting. Steel by execution of this Agreement, hereby withdraws the shareholder proposals it submitted for the 2006 Annual Meeting. Within two (2) Business Days of the date of this Agreement, Steel will file, or cause to be filed on their behalf, with the SEC an amendment to its Schedule 13D with respect to the Company disclosing the material contents of this Agreement.

         In addition to the foregoing, Steel agrees that it will not, and it will cause each of its Affiliates and Associates not to, directly or indirectly, alone or in concert with others, take any of the actions set forth below:

         (a) effect, seek, offer, propose (whether publicly or otherwise) or cause or participate in, or assist, encourage or seek to persuade, any other Person to effect, seek, offer or propose (whether publicly or otherwise) or participate in:

                  (i) any acquisition of Beneficial Ownership of Common Stock or other Voting Securities; provided, however, that such acquisition may be made to the extent it would not result in Steel having Beneficial Ownership in excess of the Percentage Limitation;

                  (ii) any tender offer or exchange offer; provided, however, that this clause (ii) will be inoperative to the extent a third party which is not an Affiliate or Associate of Steel commences a hostile tender offer or exchange offer with respect to the Company's securities;

                  (iii) any merger, consolidation, share exchange, business combination, sale of assets, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with or involving the Company or any material portion of its business or substantial part of the assets of the Company; provided, however, that if the Company conducts a sale process, Steel will have the opportunity to participate in such process under the same procedures and guidelines established for the other participants in the process; or

                  (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) with respect to the Company or any action resulting in such Person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) with respect to the Company, except (A) the solicitation of revocable proxies by Steel for the election of a maximum of three members of the Board of Directors at the 2007 Annual Meeting and (B) that Steel may make recommendations to shareholders relating to and/or solicit revocable proxies or written consents for the approval of any proposal (other than election of directors) submitted by any other shareholder of the Company which is not an Affiliate or Associate of Steel or a member of any Group of which either Steel or its Affiliates or Associates is a member;

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         (b) except for the nomination of a maximum of three individuals for election as members of the Board of Directors at the 2007 Annual Meeting, propose any matter for submission to a vote of shareholders of the Company; provided, however, that nothing in this Section 3.1(b) will restrict the
                                        --------------
manner in which the Steel Directors may (i) vote on any matter submitted to the Board of Directors or stockholders, (ii) participate in deliberations or discussions of the Board of Directors (including making suggestions and raising issues to the Board of Directors) in their capacity as members of the Board of Directors and in no other capacity; or (iii) take any other actions that will allow them to exercise their fiduciary duties and obligations as directors of the Company;

         (c) form, join or participate with any Person in a Group with respect to any Voting Securities;

         (d) except with respect to the grant of revocable proxies for the election of a maximum of three individuals as members of the Board of Directors at the 2007 Annual Meeting, grant any proxy with respect to any Voting Securities to any Person not designated by the Company;

         (e) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement, agreement or understanding with respect to the Voting of such Voting Securities or other agreement having similar effect;

         (f) execute any written shareholder consent with respect to the Company, except as specifically contemplated in Section 3.1(a)(iv);
                                                ------------------

         (g) except for the solicitation of revocable proxies for the election of a maximum of three individuals as members of the Board of Directors at the 2007 Annual Meeting, take any other action to seek to affect the control of the management or Board of Directors of the Company; provided, however, that nothing in this Section 3.1(g) will restrict the
                                        --------------
manner in which the Steel Directors may (i) vote on any matter submitted to the Board of Directors or stockholders, (ii) participate in deliberations or discussions of the Board of Directors (including making suggestions and raising issues to the Board of Directors) in their capacity as members of the Board of Directors and in no other capacity, or (iii) take any other actions that will allow them to exercise their fiduciary duties and obligations as directors of the Company; or

         (h) call or seek to have called any meeting of the shareholders of the Company other than through participation as a member of the Board of Directors and with the prior approval of a majority of the Disinterested Directors;

         (i) unless such amendment, waiver or termination is approved by a majority of Disinterested Directors, request the Company or the Board of Directors, directly or indirectly, to amend, waive or terminate any provision of this Agreement; provided, however, that a request for a waiver or amendment is permitted to be made by Steel on a confidential basis to the Board of Directors and no disclosure regarding such request or the subject matter thereof will be made by Steel or any of its Affiliates or Associates to any third party; or

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         (j) enter into any discussions, negotiations, arrangements or understandings with any Person other than the Company with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

         Section 3.2 Steel Directors.
                     ---------------

         (a) As of the Effective Date, one Class II Director and one Class III Director will resign from their positions as members of the Board of Directors and the remaining members of the Board of Directors will immediately appoint the Steel Directors to fill the vacancies created by the resignations of the Class II Director and the Class III Director.

         (b) In the case of any vacancy occurring among the Steel Directors serving on the Board of Directors, Steel will have the right to designate a Steel Director for appointment as a successor to hold office for the unexpired term of the Steel Director whose place will be vacant; provided that such Steel Director; in the reasonable judgment of the Nominating and Corporate Governance Committee, meets the eligibility requirements for directors established by (i) the Company's corporate governance documents and (ii) the New York Stock Exchange.

         (c) To the extent Steel or any of its Affiliates or Associates or any member of any Group of which Steel or its Affiliates or Associates are a member does not run a slate in opposition to the slate recommended by the Board of Directors as candidates for election to the Board of Directors at the 2007 Annual Meeting, the Company will re-nominate, recommend and support Steel's Director situated in Class II for election to another term. To the extent Steel or any of its Affiliates or Associates or any member of any Group of which Steel or its Affiliates or Associates are a member does not run a rival slate of candidates for election to the Board of Directors at the 2008 Annual Meeting, the Company will re-nominate, recommend and support the Steel Directors for election to another term.

         (d) Notwithstanding anything in this Section 3.2 to the contrary,
                                              -----------
the Company will have no obligation to nominate, appoint, recommend, support, solicit proxies for or seat any Steel Director unless such Steel Director has entered into an agreement with Steel and the Company in the form attached hereto as Exhibit A.
                        ---------

         (e) If Steel is able to obtain Board of Directors representation totaling four directors out of a possible eight directors, and if any director subsequently ceases to serve for any reason and no successors nominated by the Nominating and Corporate Governance Committee are elected to fill those vacancies, then Steel and/or the Disinterested Directors, as the case may be, will cause its Board of Directors' representatives to resign proportionately so that the maximum representation each of Steel and the Disinterested Directors have on the Board after the 2007 Annual Meeting but before the 2008 Annual Meeting will not exceed 50%. The number of directors serving on the Board of Directors will not exceed eight until the conclusion of the 2008 Annual Meeting.

         (f) Concurrently with the election of the two Steel Directors in 2006, one Steel Director will be appointed, at Steel's recommendation and in any combination determined by Steel, to serve as a member of each of the Compensation and Organization Committee and any future executive committee or special committee established by the Board of Directors, the

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subject matter for which does not involve any matter which Steel or any
Steel Director would have, or be reasonably expected to have, an actual conflict of interest.

         Section 3.3 Voting of the Company's Voting Securities. Steel and
                     -----------------------------------------
its Affiliates and Associates will vote their shares of Common Stock for the election of Stephen M. O'Hara and Ronald J. Kruszewski as Class I Directors at the 2006 Annual Meeting. Mr. O'Hara will immediately tender an irrevocable resignation from the position of member of the Board of Directors; provided, however, that such resignation will only become effective on the date Mr. O'Hara ceases to be Chief Executive Officer of the Company.

         Section 3.4 Declassification and Reorganization of the Board of
                     ---------------------------------------------------
Directors. As of the Effective Date, the Company will amend its Bylaws to
---------
provide that the Board of Directors will be declassified as described in this Section 3.4. The declassification will be "phased-in" such that each
     -----------
member of the Board of Directors elected at or after the 2007 Annual Meeting will be elected for a one year term. Members of the Board of Directors elected before the 2007 Annual Meeting will serve the remaining duration of their three year term. The Company has shifted two of the members of the Classes of the Board of Directors in connection with this Agreement such that the members of the Classes of the Board of Directors immediately following the execution of this Agreement will be as follows:

                  Class I:      Stephen M. O'Hara
                                Ronald J. Kruszewski
                  Class II:     John Quicke
                                Ronald N. Riner
                                Don W. Hubble
                  Class III:    James Henderson
                                Charles W. Mueller
                                Kelvin R. Westbrook

         Section 3.5 Role of Lead Director and Evaluation of Split of Roles
                     ------------------------------------------------------
of Chairman CEO Within One Year.
-------------------------------

         (a) Concurrently with the execution of this Agreement, the Company's Bylaws will be amended to more clearly define the authority and responsibilities of the Lead Director, which shall include:

                  (i) the right as Lead Director only to call meetings of the Board of Directors;

                  (ii) the right as Lead Director only to call for and conduct executive sessions of the Board of Directors at which only outside, independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Director or a majority of the outside, independent directors;

                  (iii) presiding at all meetings of the Board of Directors at which the Chairman of the Board of Directors ("Chairman") is not
                                                           --------
         present, including executive sessions of the independent directors;

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                  (iv) serving as liaison between the Chairman and the
         independent directors;

                  (v) approving or adding materials sent to the Board of Directors that are initially prepared by or under the direction of the Chairman;

                  (vi) approving, or adding to the, meeting agendas for the Board of Directors that are initially prepared by the Chairman;

                  (vii) approving meeting schedules that are initially prepared by the Chairman in order to assure that there is sufficient time for discussion of all agenda items;

                  (viii) making recommendations to the Board of Directors regarding the structure of Board of Directors meetings;

                  (ix) recommending matters for consideration by the Board of Directors;

                  (x) serving as an independent point of contact for shareholders wishing to communicate with the Board of Directors other than through the Chairman;

                  (xi) collaborating with the Chairman on recommending tasks to be assigned to the appropriate committees;

                  (xii) with the approval of the Corporate Governance and Nominating Committee, overseeing the annual evaluation of the Board of Directors and its committees; and

                  (xiii) the right to engage legal, financial and other advisers to represent the outside, independent directors.

         (b) Within one year after the Effective Date, a meeting of the Board of Directors shall be held to consider the separation of the roles of the Chairman and the Chief Executive Officer. At that meeting, the outside, independent directors, including the Steel Directors, acting by a majority vote of such outside, independent directors, shall submit a recommendation as to whether those roles should be split or whether the Chief Executive Officer can continue to also serve as the Chairman. In formulating its recommendation, the outside, independent directors, including the Steel Directors, shall take into account all relevant facts and circumstances, including the effectiveness of the then current Chairman in conducting meetings of the Board of Directors, preparing agendas and briefing materials for the Board of Directors, recommending the assignment of tasks to committees of the Board of Directors, recommending other matters for consideration by the Board of Directors, and the extent of collaboration with the Lead Director.

         Section 3.6 Special Committee. The Special Committee specifically
                     -----------------
formed for addressing matters related to Steel and reviewing strategic alternatives for the Company will be disbanded upon execution of this Agreement.

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         Section 3.7 Anti-Takeover Provisions.
                     ------------------------

         (a) Until the conclusion of the 2007 Annual Meeting, the Company will not (i) amend the timing or other procedures under which shareholders are permitted to submit director nomination and business proposals for consideration in meetings of shareholders, (ii) change the qualifications for members of the Board of Directors, except as required by Applicable Law, the New York Stock Exchange or any other self-regulatory organization with jurisdiction over the Company, or (iii) issue any preferred stock or rights to purchase preferred stock with voting rights in excess of one vote per share of preferred stock; provided, however, that this clause (iii) shall not limit in any way the Rights Plan or the issuance of preferred stock under the Rights Plan.

         (b) In the event the Board of Directors approves an amendment to the Rights Plan prior to the conclusion of the 2007 Annual Meeting which would lower the ownership threshold in the definition of "Acquiring Person", Steel will be excepted from such lowered ownership threshold. For avoidance of doubt, the current ownership threshold in the definition of "Acquiring Person" under the Rights Plan in effect as of the Effective Date will not be affected with respect to Steel.

         Section 3.8 Rights Plan. The Parties acknowledge that certain
                     -----------
technical changes to the Rights Plan have been made prior to the execution of this Agreement. If neither Steel nor any of its Affiliates or Associates or any member of any Group of which Steel or its Affiliates or Associates are a member, elects to run an election contest for the Board of Directors at the 2007 Annual Meeting, the Company will not extend the term of the Rights Plan beyond its currently scheduled expiration date, unless either
(a) approved by a majority of the members of the Board of Directors, including at least one Steel Director, or (b) approved by holders of a majority of the Voting Securities voting at a meeting at which such matter is acted upon.

         Section 3.9 Dispositions. Any disposition of shares of Common Stock
                     ------------
of the Company by Steel or its Affiliates or Associates must be made (a) in open market transactions in a manner designed to effect an orderly disposition of such shares or (b) under any method approved by a majority of the Disinterested Directors.

         Section 3.10 Covenant Not to Sue. The Company will not initiate
                      -------------------
litigation against Steel or its Affiliates or Associates for any events or activities based on conduct occurring prior to the Effective Date. If the Company initiates litigation against Steel or its affiliates or Associates for any activities or events occurring after the Effective Date, the Company will not utilize any events or activities occurring prior to the Effective Date as evidence in support of its claim. Steel will not initiate litigation against the Company or its directors, officers, employees or agents with respect to any events or activities occurring prior to the Effective Date. If Steel initiates litigation against the Company or its directors, officers, employees or agents for any activities or events occurring after the Effective Date, Steel will not utilize any events or activities occurring before the Effective Date as evidence in support of its claim. This Section 3.10 will survive indefinitely the termination of this
     ------------
Agreement.

         Section 3.11 Press Releases, Etc.
                      --------------------

         (a) Each Party (including, for purposes of this Section 3.11,
                                                         ------------
Steel's Affiliates and Associates) may issue press releases and make other public filings and communications to the financial community and to its investors in the ordinary course relating to the matters covered by this Agreement; provided, however, that prior to making any such press release or public filings or communications, each Party will provide the other Party a reasonable opportunity to review and comment on any such press release or public filings or communications.

         (b) Neither the Company, Steel or Steel's Affiliates or Associates, nor any of their respective partners, members, directors, officers, employees or agents, will publicly disparage any other Party to this Agreement nor any of their respective partners, members, directors, officers, employees or agents; provided, however, that the solicitation of revocable proxies for the election of members of the Board of Directors at the 2007 Annual Meeting that occurs within 120 days in advance of such meeting shall not be subject to this Section 3.11(b).
                                     --------------

         Section 3.12 No Public Information. In connection with discussions
                      ---------------------
between Steel and their representatives and the Company and its representatives, the Company or its representatives may disclose to Steel or its representatives information which is confidential to the Company. To protect the confidentiality of such information, and as a condition to the furnishing of such information, Steel agrees, as set forth below, to treat confidentially all such information furnished to or otherwise received by Steel or its representatives from the Company or on its behalf (herein collectively referred to as the "Confidential Information"). For purposes of
                                 ------------------------
this Agreement, the phrase "Confidential Information" will not include information which (a) becomes lawfully available to the public other than as a result of a disclosure by Steel or its representatives, (b) was lawfully available to Steel on a nonconfidential basis prior to its disclosure to the Company or its representatives by the Company or on its behalf or (c) lawfully becomes available to Steel on a nonconfidential basis from a source other than the Company or the Company's representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company of which Steel has been made aware. The Company has no obligation to furnish Confidential Information to Steel or its representatives by virtue of this Agreement except for Confidential Information provided to Steel Directors in their capacity as directors of the Company. The Company shall use its reasonable efforts not to provide Confidential Information to Steel unless requested or consented to by Steel; provided that the Parties acknowledge that the provision of Confidential Information to Steel representatives serving on the Board of Directors shall not violate this provision. The Confidential Information will not be disclosed by Steel or its representatives except to the extent the Company has given its prior written consent. This Section 3.12 will survive the termination of this
                      ------------
Agreement for two (2) years.

         Section 3.13 Quorum. Steel will use reasonable efforts to ensure
                      ------
that it will be present, and will use reasonable efforts to cause its Affiliates and Associates owning Voting Securities to be present, in each case, in person or by proxy, at all meetings of shareholders of the Company so that all Voting Securities Beneficially Owned by Steel and its Affiliates and Associates will be counted for purposes of determining the presence of a quorum at such meeting.

                                 ARTICLE IV
                            TERM AND TERMINATION
                            --------------------

         Section 4.1 Termination. Except with respect to Sections 3.2(c),
                     -----------                         ---------------
3.2(e), 3.8, 3.10 and 3.12, the provisions of this Agreement will terminate
------  ---  ----     ----
at the conclusion of the 2007 Annual

Meeting and the provisions of Section 3.2(c), 3.2(e) and 3.8 will terminate
                              --------------  ------     ---
at the conclusion of the 2008 Annual Meeting. The provisions of this Agreement may also be terminated by the non-breaching Party in the event of a material breach by any Party of any of the terms of this Agreement. Any termination of this Agreement as provided herein will be without prejudice to the rights of any Party arising out of the breach by any other Party of any provision of this Agreement.

                                  ARTICLE V
                                MISCELLANEOUS
                                -------------

         Section 5.1 Notices. All notices, requests and other communications
                     -------
to any Party hereunder will be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and will be given to such Party at its address or facsimile number set forth in this Section 5.1
                                                                -----------
or at such other address or facsimile number as such Party may hereafter specify in writing. Each such notice, request or other communication will be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this Section 5.1 and confirmation of receipt is received
                         -----------
by the sender, (b) if given by mail, upon the earlier of actual receipt or three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) Business Day after deposit with an internationally reputable overnight courier properly addressed and with all charges prepaid or (d) when received, if by any other means.

         The Company:              Angelica Corporation
                                   424 South Woods Mill Road
                                   Chesterfield, Missouri 63017
                                   Attn: Steven L. Frey, Esq.
                                   Telecopy No.: (800) 235-8410

         with a copy to:           Stinson Morrison Hecker, LLP
                                   1201 Walnut, Suite 2800
                                   Kansas City, Missouri 64106
                                   Attn:  John A. Granda, Esq.
                                   Telecopy No.: (816) 691-3495

         Steel:                    Steel Partners, L.L.C.
                                   590 Madison Avenue, 32nd Floor
                                   New York, New York 10022
                                   Attn: Mr. Warren G. Lichtenstein
                                   Telecopy No.: (212) 520-2331

         with a copy to:           Olshan Grundman Frome
                                   Rosenzweig & Wolosky LLP
                                   Park Avenue Tower
                                   65 East 55th Street
                                   New York, New York  10022
                                   Attn: Steven Wolosky, Esq.
                                   Telecopy No.: (212) 451-2222

The Parties will promptly notify each other in the manner provided in this
Section 5.1 of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee. Communications by telecopier also will be sent concurrently by mail, but will in any event be effective as stated above.

         Section 5.2 Expenses. The Company will pay its own expenses with
                     --------
respect to this Agreement. The Company will reimburse Steel for reasonable attorneys fees up to, but not in excess of $75,000 relating to this Settlement Agreement and the matters covered hereby including the nominations and proposals withdrawn by Steel at the 2006 Annual Meeting. Upon any request for reimbursement, Steel will provide the Company with copies of invoices from its counsel containing descriptions, in reasonable detail, of the work performed.

         Section 5.3 Assignment. No Party will assign this Agreement or any
                     ----------
rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each of the other Parties.

         Section 5.4 Entire Agreement. This Agreement, including the
                     ----------------
Schedule and Exhibit attached hereto, embodies the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

         Section 5.5 Waiver, Amendment, etc. This Agreement may not be
                     -----------------------
amended or supplemented, and no waivers of or consents to departures from the provisions hereof will be effective, unless set forth in a writing signed by, and delivered to, all the Parties. No failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

         Section 5.6 Binding Agreement; No Third Party Beneficiaries. This
                     -----------------------------------------------
Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

         Section 5.7 Governing Law; Exclusive Jurisdiction; Service of
                     -------------------------------------------------
Process. This Agreement will be governed by and construed in accordance with
-------
the internal laws of the state of Missouri, without regard to conflicts of laws principles.

         Section 5.8 Severability. The invalidity or unenforceability of any
                     ------------
provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.

         Section 5.9 Counterparts. This Agreement may be executed in one or
                     ------------
more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

         Section 5.10 Remedies. Each of the Parties acknowledges and agrees
                      --------
that each Party would suffer irreparable damage in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that such damage may not be compensable in money damages. It is accordingly agreed that, in the event of a breach, violation or threatened breach or violation of the terms this Agreement by any of the Parties, each of the other Parties will be entitled to seek specific enforcement of, and injunctive relief to prevent any breach, violation or further breach or violation of, the terms hereof, in addition to any other remedy or relief available at law or in equity. In the event an action seeking injunctive relief hereunder, no Party will be required to post a bond.

                          [signature page follows]

         IN WITNESS WHEREOF, the Company and Steel have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.

                              ANGELICA CORPORATION


                              By: /s/ Steven L. Frey
                                  --------------------------------------------
                                  Name: Steven L. Frey
                                  Title: Vice President and General Counsel



                              STEEL PARTNERS, L.L.C.


                              By: /s/ Warren Lichtenstein
                                  --------------------------------------------
                                  Name: Warren Lichtenstein
                                  Title:



                              STEEL PARTNERS II, L.P.
                              By: Steel Partners, L.L.C., its General Partner

                              By: /s/ Warren Lichtenstein
                                  --------------------------------------------
                                  Name: Warren Lichtenstein
                                  Title:

                               SCHEDULE 2.1(D)
                               ---------------


                     NUMBER OF SHARES BENEFICIALLY OWNED

                           Steel Partners II, L.P.
                           -----------------------
                                  1,847,250


                           Steel Partners, L.L.C.
                           -----------------------
                                  1,847,250

                                                                   EXHIBIT A
                                                                   ---------

                                  AGREEMENT
                                  ---------

         THIS AGREEMENT (the "Agreement") dated as of _________, 200__ by
                              ---------
and among Angelica Corporation, a Missouri corporation (the "Company"),
                                                             -------
Steel Partners, L.L.C., a Delaware limited liability company ("Steel
                                                               -----
Partners"), Steel Partners II, L.P., a Delaware limited partnership ("Steel II"
--------                                                              --------
and, together with Steel Partners, "Steel"), and ______________________,
                                    -----
an individual residing at _____________________________ ("Steel Director").
                                                          --------------

                            W I T N E S S E T H:

         WHEREAS, the Company and Steel have entered into that certain Settlement Agreement dated as of August __, 2006 (the "Settlement
                                                       ----------
Agreement") pursuant to which the Company has agreed to appoint or nominate
---------
certain individuals designated by Steel to be directors of the Company; and

         WHEREAS, as a condition to its entering into the Settlement Agreement, and as a condition to the Board of Directors of the Company nominating or appointing such designee to the Board of Directors, the Company requires that each individual designated by Steel enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company, Steel and the Steel Director (each a "Party"), intending to be legally bound, hereby agrees as
                  -----
follows:

         1. The Steel Director agrees to serve as a member of the Board of Directors until the earlier of his or her resignation or upon the expiration of the term thereof. The Steel Director further agrees to immediately resign all positions as a director and officer of the Company and any subsidiary of the Company upon the written request by Steel delivered to the Steel Director requesting the Steel Director to resign as a director of the Company.

         2. The Steel Director acknowledges, and agrees to be bound by, the terms of the Settlement Agreement as fully as if the Steel Director was a Party thereto.

         IN WITNESS WHEREOF, the Company, Steel and the Steel Director have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.


                               ANGELICA CORPORATION


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:



                               STEEL PARTNERS, L.L.C.


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               STEEL PARTNERS II, L.P.
                               By: Steel Partners, L.L.C., its General Partner

                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               "Steel Director"

                               By:
                                  ---------------------------------------------
                                  Name: